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                                                                   EXHIBIT 10.10





                        BIONUMERIK PHARMACEUTICALS, INC.

                         1995 DIRECTOR STOCK OPTION PLAN


         1. Purposes of the Plan. The purposes of this Director Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                  All options granted hereunder shall be "non-statutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Common Stock" shall mean the Common Stock of the Company.

                  (c) "Company" shall mean BIONUMERIK PHARMACEUTICALS, INC., a Texas corporation.

                  (d) "Continuous Status as a Director" shall mean the absence of any interruption or termination of status as a Director.

                  (e)      "Director" shall mean a member of the Board.

                  (f) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Option" shall mean a stock option granted pursuant to the Plan.

                  (i) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (j) "Optionee" shall mean an Outside Director who receives an Option.

                  (k) "Outside Director" shall mean a Director who is not an Employee.





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                  (l)      "Parent" shall mean a "parent corporation", whether
                           now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended.

                  (m) "Plan" shall mean this 1995 Director Stock Option Plan, as amended.

                  (n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (o) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in
                           Section 425(f) of the Internal Revenue Code of 1986, as amended.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Procedure for Grants. All grants of Options hereunder shall be made strictly in accordance with the following provisions:

                           (i) No person shall have any discretion to select
which Outside Directors shall be granted Options.

                           (ii) Each Outside Director shall be automatically
granted an Option (the "First Option") to purchase the First Option Amount (as described in Section 4(b)(vi) below) upon the later to occur of (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

                           (iii) After a First Option has been granted to any
Outside Director, each Outside Director shall thereafter be automatically granted an Option (a "Subsequent Option") to purchase the Subsequent Option Amount (as described in Section 4(b)(vii) below) on the day of each subsequent annual shareholders meeting at which such Outside Director is reelected to an additional term; provided, however, that for the first annual shareholders meeting following the date on which such person first becomes a Director (the "First Subsequent Meeting Date"), such


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Outside Director shall be granted an Option to purchase a number of Shares which is equal to the Subsequent Option Amount for other Directors at such First Subsequent Meeting Date multiplied by that fraction of a year (which fraction shall not exceed one) that has elapsed from the date such person first became a Director to such First Subsequent Meeting Date.

                           (iv) Notwithstanding the provisions of subsections
(ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                           (v) The terms of an Option granted hereunder shall be
consistent with the requirements set forth elsewhere in this plan and shall additionally include the following:

                           (A) The Option shall be exercisable only while the
Outside Director remains a Director of the Company, except as set forth in
Section 9 hereof.

                           (B) With respect to grants occurring prior to June 1,
1999, the Option shall become exercisable in installments cumulatively with respect to 1/36 of the Shares covered thereby for each complete calendar month after the date of grant of such Option provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan in accordance with Section 17 hereof. With respect to grants occurring after June 1, 1999, the Option shall become exercisable in installments cumulatively with respect to 1/12 of the Shares covered thereby for each complete calendar month after the date of grant of such Option.

                           (C) Notwithstanding any other provisions hereof, the
grant of initial Options to the Outside Directors of the Company holding office on the date the Plan is adopted by the Board shall be subject to shareholder approval of the Plan in accordance with Section 17(a) hereof and, subject to such approval, the monthly vesting of such initial Options shall commence as of the effective date of the Plan.

                           (vi) With respect to grants occurring prior to June
1, 1999, the "First Option Amount" shall be an Option to purchase 7,500 Shares. With respect to grants occurring after June 1, 1999, the "First Option Amount" shall be an Option to purchase the Industry Report Amount as determined in accordance with Section 4(b)(vii) below.

                           (vii) With respect to grants occurring prior to June
1, 1999, the "Subsequent Option Amount" shall be an Option to purchase 2,500 Shares. With respect to grants occurring after June 1, 1999, the "Subsequent Option Amount" shall be an Option to purchase that number of Shares (the "Industry Report Amount") that is determined by the Board in good faith to correspond to the size of option grant awards made to outside directors upon



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reelection to the board as published in current and representative report(s)
(collectively, the "Industry Report") of industry specific compensation amounts determined in good faith by the Board to be representative benchmarks of outside director compensation for companies in the life science industry. Option award amounts in the Industry Report based on a standardized number of outstanding shares shall be proportionately adjusted to reflect the actual number of outstanding shares of Company stock at the time of the grant.

                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine, upon review of relevant information and in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations (including the determinations provided in Section 4(b) hereof) deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

                  (e) Suspension or Termination of Option. If the Chief Executive Officer or his designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before a committee of the Board.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                       The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in

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any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors of the Company or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

         8. Exercise Price and Consideration.

                  (a) Exercise Price. The exercise price per Share of the First Options to be granted to the Outside Directors of the Company holding office on the date of adoption of the Plan by the Board shall be $4.10 per Share. Thereafter, the per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

                  (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

                  (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock of the Company which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender, or were not acquired directly or indirectly from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

         9. Exercise of Option.

                  (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.


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                 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as a Director. In the event of the termination of the Outside Director's Continuous Status as a Director, he may, but only within thirty (30) days after the date of such termination, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of the death of an
Optionee:

                           (i) during the term of the Option who is at the time
of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death.

                           (ii) within thirty (30) days after the termination of
Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the



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date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          10. Non-Transferability of Options. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. Unless determined otherwise by the Board, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10. If the Board makes an Option transferable, such Option shall contain such additional terms and conditions as the Board deems appropriate.

          11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without payment or receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation in which the stock of the Company is exchanged for stock of another company, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.


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          12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

          13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding the foregoing, the provisions set forth in
Section 4(b) of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with change in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

          14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                   Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         17. Shareholder Approval.

                  (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the adoption of the Plan by the Board of Directors of the Company. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

                  (b) At such time as the Company is subject to Section 14(a) of the Exchange Act, any required approval of the shareholders of the Company shall be solicited substantially in accordance with the applicable provisions of
Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.


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